                                                                    EXHIBIT 11.1


                    DEVELOPERS DIVERSIFIED REALTY CORPORATION
                                Earning per share
                 For the Three Month Periods Ended September 30,


                                                                                1997                   1996
                                                                                ----                   ----
Primary - per APB -15,
   Interpretation 102

Dividends declared per weighted
  average share outstanding
  (26,558,980 shares)                                                    $          0.63

Dividends declared per weighted
  average share outstanding
  (21,619,082 shares)                                                                               $      0.60

Undistributed loss per share:
  ($3,441,186) divided by
   26,558,980 shares                                                               (0.13)
                                                                         ---------------

  ($3,584,412) divided by
   21,619,082 shares                                                                                      (0.17)
                                                                                                    -----------

Income per share                                                         $          0.50            $      0.43
                                                                         ===============            ===========

Undistributed loss:
   Income available to common shareholders per
     statement of operations                                                 $13,197,052            $ 9,376,667
   Dividends declared                                                        (16,638,238)           (12,961,079)
                                                                             -----------            -----------
                                                                              (3,441,186)          ($ 3,584,412)
                                                                         ===============           ============

Note: Common stock equivalents are antidilutive due to undistributed losses during the period.

Fully diluted:
   Income available to common shareholders'                              $    13,197,052 = $0.49   $  9,376,667 = $0.43
                                                                         ---------------           ------------
   Weighted average number of shares and equivalents                          27,056,205             21,863,509

                                                                    EXHIBIT 11.1


                    DEVELOPERS DIVERSIFIED REALTY CORPORATION
                                Earning per share
                 For the Nine Month Periods Ended September 30,


                                                                            1997                       1996
                                                                            ----                       ----
Primary - per APB -15,
   Interpretation 102

Dividends declared per weighted
  average share outstanding
  (25,423,324 shares)                                                   $      1.90

Dividends declared per weighted
  average share outstanding
  (20,973,816 shares)                                                                                     $1.85

Undistributed loss per share:
  ($8,623,025) divided by
    25,423,324 shares                                                         (0.34)
                                                                        -----------

  ($12,272,175) divided by
   20,973,816 shares                                                                                      (0.58)
                                                                                                   ------------

Income per share                                                        $      1.56                $       1.27
                                                                        ===========                ============

Undistributed loss:
   Income available to common shareholders per
     statement of operations                                            $39,591,981                $ 26,596,381
   Dividends declared                                                   (48,215,006)                (38,868,556)
                                                                        -----------                ------------
                                                                       ($ 8,623,025)               ($12,272,175)
                                                                       ============                ============

Note:  Common stock equivalents are antidilutive due to undistributed losses during the period.

Fully diluted:
   Income available to common shareholders'                            $ 39,591,981 = 1.53        $  26,596,381 = $1.25
                                                                       ------------               -------------
   Weighted average number of shares and equivalents                     25,908,109                  21,205,822
